Pattern Reports Record First Quarter 2026 Financial Results
Delivered Q1 Revenue Growth of 43% Year over Year, for a Record $774 million
Delivered Record NRR of 127%, up from 115% in the Prior Year Period

LEHI, UT — May 6, 2026 — Pattern Group Inc. (NASDAQ: PTRN), a leader in accelerating brands on global ecommerce marketplaces leveraging proprietary technology and AI, today announced financial results for the first quarter ended March 31, 2026.
"Our Q1 results demonstrate the compounding power of our model at scale," said Dave Wright, Co-Founder and CEO of Pattern. "Revenue grew 43%, NRR reached a record 127%, and both international and non-Amazon revenue more than doubled year over year. As brands deepen their engagement with Pattern and our data advantage grows, their growth accelerates."
"Ecommerce is being reshaped by AI, and we believe this will accelerate global ecommerce penetration while making the landscape increasingly complex for brands. Pattern is built to help brands navigate that complexity and win. Our results are a clear indication that in the midst of a rapidly changing landscape, we are executing successfully at scale. We continue to make strong progress on our technology roadmap and underlying data architecture, and our platform is making us faster and more effective for the brands we serve. Our technology, data, and global scale are compounding, and we enter the rest of 2026 with momentum, a durable model, and a clear view of where ecommerce is going and how Pattern wins in it," said Wright.
First Quarter 2026 Financial Highlights
•Record Revenues of $774 million, up 43% year over year.
•Record Net Revenue Retention Rate (“NRR”) of 127%, up from 115% in the prior year.
•Record Revenue, not attributable to Amazon, of $71 million, up 119% year over year.
•International Revenue of $90 million, up 101% year over year.
•Net income of $29 million, up 28% year over year, and diluted earnings per share of $0.16.
•Adjusted EBITDA (non-GAAP) of $54 million, up 59% year over year.
•Net cash provided by operating activities for the trailing twelve months (“TTM”) ended March 31, 2026 of $124 million, up 57% year over year.
•Free Cash Flow (non-GAAP) for the TTM ended March 31, 2026 of $99 million, up 69% year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Financial Outlook
"We delivered $774 million in revenue and $54 million in adjusted EBITDA, meaningful outperformance driven by broad-based strength across existing brand partners," said Jason Beesley, Chief Financial Officer. "We are raising our full year outlook and now expect revenue in the range of $3.29 to $3.33 billion, representing 32% to 33% growth year over year, and Adjusted EBITDA in the range of $199 to $201 million, representing 30% to 32% growth year over year. Our balance sheet is strong, free cash flow is growing, and the financial profile of this business continues to improve. We are operating from a position of strength heading into the rest of 2026."

For the second quarter 2026, Pattern anticipates:
Revenues in the range of $810 million to $820 million, representing approximately 35% to 37% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $45 million to $46 million, representing approximately 30% to 33% growth year over year.

For the full year 2026, Pattern anticipates:
Revenues in the range of $3.29 billion to $3.33 billion, representing approximately 32% to 33% growth year over year, up from our prior guidance range of approximately 25% to 26% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $199 million to $201 million, representing approximately 30% to 32% growth year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures.
Conference Call, Webcast, and Other Information
Pattern will host a conference call and live webcast to discuss its first quarter 2026 financial results at 3:00 p.m. Mountain Time today, May 6, 2026. A live webcast of the call can be accessed from Pattern’s investor relations website at https://investors.pattern.com/. An archived version of the webcast will be available from the same website after the call.
About Pattern
Pattern accelerates brands on global ecommerce marketplaces leveraging proprietary technology and AI. Utilizing more than 77 trillion data points, sophisticated machine learning and AI models, Pattern optimizes and automates all levers of ecommerce growth for global brands, including advertising, content management, logistics and fulfillment, pricing, forecasting and customer service. Hundreds of global brands depend on Pattern’s ecommerce acceleration platform every day to drive profitable revenue growth across more than 70 global marketplaces—including Amazon, TikTok Shop, Walmart.com, Target.com, eBay, Tmall, JD, and Mercado Libre.
Forward-Looking Statements
This press release and corresponding presentation contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Company’s future performance, growth, opportunities, profitability, cash flows, offerings, momentum, growth of new and existing brand partners, expectations regarding our share repurchase program, growth of our non-Amazon and international business, strategies, market position, macro environment, geopolitical conflict, impacts of trade policies, potential supply chain disruptions, price increases, market trends, consumer sentiment and practices, and our ability to navigate the same; financial guidance regarding revenues, revenue growth, adjusted EBITDA, adjusted EBITDA growth, and other financial items; and statements involving timing, beliefs or assumptions underlying any of the foregoing. You should not place any undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof.
Forward-looking statements are inherently difficult to predict. Actual results could differ materially for a number of reasons, including but not limited to those related to the Company’s relatively limited operating history which makes it difficult to evaluate the Company’s business and prospects, the market for the Company’s product or service offerings developing slower or differently than expected; any difficulties we may experience with brand partners, marketplaces, sourcing of products, accessing and utilizing marketplace data, responding to technological advancement, attracting/retaining key employees, forecasting consumer demand and practices, maintaining customer satisfaction, optimizing operations, driving traffic to our products; any difficulties with our infrastructure, fulfillment partners, supply chain, payment processors, data storage, data processing, shipping, insurance, competition, macroeconomic factors, tariffs or trade policies, global or political conflict, exchange rates, or any inability to sustain profitable growth. Other risks and uncertainties include, among others, any problems with product or tool integration, protection of our intellectual property, cyber-attacks or data breaches affecting us, adverse tax, compliance, regulatory or legal developments, lawsuits or claims, and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December

31, 2025, filed with the Securities and Exchange Commission ("SEC") on March 6, 2026, and in subsequent filings with the SEC.
Media Contact:
Tom Cook
Global Communications
press@pattern.com

Investor Contact:
Whitney Kukulka
The Blueshirt Group
investors@pattern.com

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2026
Revenues	$540,406	$773,727
Operating expenses:
Cost of goods sold	304,600	433,494
Operations, general and administrative	100,076	145,748
Sales and marketing	100,679	143,726
Research and development	5,643	11,188
Total operating expenses	510,998	734,156
Operating income	29,408	39,571
Interest income, net	1,517	2,254
Other expense, net	(161)	(282)
Income before income taxes	30,764	41,543
Provision for income taxes	7,962	12,330
Net income	$22,802	$29,213
Adjustments to net income attributable to common stockholders	7,156	—
Net income attributable to common stockholders	$15,646	$29,213

Net earnings per share attributable to common stockholders:
Basic	$0.17	$0.17
Diluted	$0.17	$0.16

Weighted-average common shares outstanding:
Basic	90,591	176,839
Diluted	90,591	179,458

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2026
Cash flows from operating activities:
Net income	$22,802	$29,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,045	5,418
Stock-based compensation	—	7,941
Other	—	(76)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	22,715	35,937
Inventory	21,930	(5,440)
Prepaid expenses and other current assets	(5,261)	9,270
Other non-current assets	(654)	76
Operating leases, net	(2)	(498)
Accounts payable	(27,612)	(11,100)
Accrued expenses	9,303	628
Other liabilities	1,134	1,212
Net cash provided by operating activities	48,400	72,581
Cash flows from investing activities:
Purchases of property and equipment	(5,228)	(9,263)
Net cash used in investing activities	(5,228)	(9,263)
Cash flows from financing activities:
Payment of taxes withheld upon vesting of restricted stock	—	(4,638)
Repurchases of common stock	—	(3,618)
Net cash used in financing activities	—	(8,256)
Effect of exchange rates on cash and cash equivalents	(7)	111
Net change in cash and cash equivalents	43,165	55,173
Cash and cash equivalents at beginning of the period	175,615	289,049
Cash and cash equivalents at end of the period	$218,780	$344,222

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	December 31, 2025	March 31, 2026
Assets
Current Assets:
Cash and cash equivalents	$289,049	$344,222
Accounts receivable, net of allowance	177,214	141,279
Inventory	294,737	299,750
Prepaid expenses and other current assets	31,575	22,230
Total current assets	792,575	807,481
Property and equipment, net	41,087	46,417
Intangible assets, net	16,694	15,294
Goodwill	37,769	37,841
Operating lease right-of-use assets	28,164	28,898
Other non-current assets	31,350	31,265
Total assets	$947,639	$967,196
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$274,977	$263,861
Accrued expenses	53,818	54,445
Operating lease liabilities, current	8,826	9,027
Other current liabilities	921	2,169
Total current liabilities	338,542	329,502
Operating lease liabilities, non-current	22,009	22,044
Other non-current liabilities	6,093	5,962
Total liabilities	366,644	357,508
Stockholders' equity:
Series A Common stock, $0.001 par value: 2,200,000 and 2,200,000 shares authorized, respectively; 154,691 and 154,939 shares issued and outstanding, respectively	155	155
Series B Common stock, $0.001 par value: 100,000 and 100,000 shares authorized, respectively; 21,703 and 21,703 shares issued and outstanding, respectively	22	22
Additional paid-in capital	551,648	551,333
Accumulated other comprehensive income	448	243
Retained earnings	28,722	57,935
Total stockholders' equity	580,995	609,688
Total liabilities and stockholders' equity	$947,639	$967,196

Supplemental Operational Data
We measure our business using both financial and operating metrics to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
Existing brand partners are brand partners that have been with Pattern for more than twelve months since Pattern first generated over $1,000 in revenue attributable to such brand partner. New brand partners are all other brand partners that are not existing brand partners.
NRR is an important metric to measure the long-term performance of our brand partner relationships. In any given period, we calculate NRR by comparing total revenue attributable to all existing brand partners in the current trailing 12-month period to that of the previous trailing 12-month period. This metric, expressed as a percentage, provides valuable insight into the accelerated growth delivered through our platform, the effectiveness of our brand expansion strategies and our ability to deepen relationships with existing brand partners. For the purpose of our NRR calculation, we only include brand partners that, as of the measurement date, are existing brand partners. Additionally, for those existing brand partners that, as of the measurement date, have been with Pattern for more than twelve full months but less than 24 full months since we first generated over $1,000 in revenue attributable to such brand partner, we only include current period revenue for the corresponding months in the current period for which the brand partner had attributable revenue in the previous period.
Non-GAAP Financial Measures
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted EBITDA and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.
We calculate forward-looking non-GAAP financial measures, such as Adjusted EBITDA, based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward-looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We calculate Adjusted EBITDA, as net income excluding depreciation and amortization; interest income, net; provision for income taxes; share-based compensation expense and related taxes; indirect IPO costs; and other items that we do not consider representative of our underlying operations. We believe it is useful to exclude charges, such as depreciation and amortization and share-based compensation expense from our Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude interest income, net; provision for income taxes; and other items that are not components of our core business operations. Non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation or as an alternative to net income or any other measure of financial performance calculated and prescribed in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do, thus limiting its usefulness as a comparative measure.
Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities reduced by purchases for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2025	2026
Net income	$22,802	$29,213
Add (deduct):
Depreciation and amortization	4,045	5,418
Interest income, net	(1,517)	(2,254)
Provision for income taxes	7,962	12,330
Other:
Share-based compensation and related taxes(1)	—	9,035
Indirect initial public offering costs	604	—
Adjusted EBITDA	$33,896	$53,742
_________________
(1)Share-based compensation and related taxes include compensation expense for both stock and cash settled restricted stock units and the related employer taxes.

The following table provides a reconciliation of net cash provided by operating activities to free cash flow:

	Last Twelve Months Ended March 31,
(in thousands)	2025	2026
Net cash provided by operating activities	78,867	123,587
Purchases of property and equipment	(20,131)	(24,517)
Free cash flow	$58,736	$99,070